Exhibit 10.2

$2,500,000

FACILITY AGREEMENT

dated 30 April 2005

for

VIA NET.WORKS, INC.

as Borrower

with

CLARA.NET HOLDINGS LIMITED
acting as Lender

as amended and restated by an
amendment and restatement agreement
dated    July 2005

Ref: NYN

CONTENTS

CLAUSE

SECTION 1 INTERPRETATION
1.	Definitions and interpretation
SECTION 2 THE FACILITY
2.	The Facility
3.	Purpose
4.	Conditions of Utilisation
SECTION 3 UTILISATION
5.	Utilisation
SECTION 4 REPAYMENT, PREPAYMENT AND CANCELLATION
6.	Repayment
7.	Prepayment and cancellation
SECTION 5 COSTS OF UTILISATION
8.	Interest
9.	Fees
SECTION 6 ADDITIONAL PAYMENT OBLIGATIONS
10.	Tax gross up and indemnities
11.	Other indemnities
12.	Enforcement costs
SECTION 7 REPRESENTATIONS AND UNDERTAKINGS
13.	Representations
14.	Operational Undertakings
15.	Margin regulation undertakings
SECTION 8 ACCELERATION
16.	Acceleration
SECTION 9 MISCELLANEOUS
17.	Changes to the Parties
18.	No set-off by the Borrower
19.	Business Days
20.	Currency of account
21.	Set-off
22.	Limitation of liability
23.	Notices
24.	Partial invalidity
25.	Remedies and waivers

26.	Amendments and waivers
27.	Counterparts
SECTION 10 GOVERNING LAW AND ENFORCEMENT
28.	Governing law
29.	Enforcement

THIS AGREEMENT is dated 30 April 2005 and amended and restated by an amendment and restatement agreement dated   July 2005, and made between:

(1)                                  VIA NET.WORKS, INC. as borrower (the “Borrower”); and

(2)                                  CLARA.NET HOLDINGS LIMITED as lender (the “Lender”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.                                       Definitions and interpretation

1.1                                 Definitions

Unless a contrary indication appears herein, all terms in this Agreement shall have the same definition and construction as in the Acquisition Agreement, and:

“Amendment Agreement” means the amendment and restatement agreement dated 11 July 2005 between the Borrower and the Lender amending and restating this Agreement.

“Acquisition Agreement” means the sale and purchase agreement dated on or about the date of this Agreement between the Obligors, Clara.net Holdings Limited and Claranet Group Limited relating to the operating subsidiaries and certain assets and liabilities of the Obligors, as amended and restated by an amendment and restatement agreement dated    July 2005.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Available Commitment” means the Current Commitment minus:

(a)                                  the USD Amount of any outstanding Loans; and

(b)                                 in relation to any proposed Utilisation, the USD Amount of any Loans that are due to be made on or before the proposed Utilisation Date.

“Availability Period” means the period from and including 1 August 2005 to and including the day immediately before the Termination Date.

“Belgian Share Pledge” means the Share Pledge Agreement in respect of the shares of PSINet Belgium BVBA/SPRL granted by the Pledgor to the Lender dated 10 May 2005.

“Board” means the Board of Governors of the Federal Reserve System of the US (or any successor).

“Borrower Termination” means the termination of the Acquisition Agreement by the Borrower pursuant to clause 5.5.4 of the Acquisition Agreement.

“Break Costs” means the amount (if any) by which:

(a)                                  the interest which the Lender should have received for the period from the date of receipt of all or any part of a Loan to the Termination Date in respect of that Loan, had the principal amount received been paid on the Termination Date;

exceeds:

(b)                                 the amount which the Lender would be able to obtain by placing an amount equal to the principal amount received by it on deposit with a leading bank in London for a period starting on the Business Day following receipt or recovery and ending on the Termination Date.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London and Amsterdam.

“Commitment” means the Current Commitment at the time and at all times thereafter (which shall at no time exceed $2,500,000), to the extent not cancelled or reduced under this Agreement.

“Commitment Fees” means all commitment fees payable by the Borrower in accordance with Clause 9.1 (Commitment fee).

“Current Commitment” means, to the extent not reduced or cancelled under this Agreement:

(a)                                  From and including 1 August 2005 to and including 14 August 2005, $400,000;

(b)                                 From and including 15 August 2005 to and including 29 August 2005, $1,400,000; and

(c)                                  From and including 30 August 2005 to and including the day immediately before the Termination Date, $2,500,000 less the Schuberg Reserve.

“Dutch Share Pledge” means the Right of Pledge in respect of the shares of PSINet Netherlands B.V. granted by the Pledgor to the Lender dated 10 May 2005.

“Facility” means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).

“Finance Document” means this Agreement, the Amendment Agreement, any Security Document and any other document designated as such by the Lender and the Borrower.

“French Share Pledge” means the Financial Instruments Account Pledge Agreement (Convention de Nantissement De Compte D’Instruments Financiers) in respect of the shares of Agence des Médias Numériques S.A.S. granted by the Pledgor to the Lender dated 10 May 2005.

“German Share Pledge” means the Share Pledge Agreement (Geschäftsanteilsverpfändung) in respect of the shares of PSINet Germany GmbH, granted by the Pledgor to the Lender dated 10 May 2005.

“Historic Loans” means all amounts owing by the Borrower to the Lender immediately prior to the date of the Amendment Agreement under the terms of the Original Facility Agreement, except for the arrangement fee described in clause 9 (Arrangement fees) of the Original Facility Agreement.

“Loan” means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

“Loan Account” means a segregated account of the Lender at RBS.

“Margin Stock” means margin stock or margin security within the meaning of Regulation T, U or X.

“New Dutch Share Pledge” means the Right of Pledge in respect of the shares of PSINet Netherlands B.V. granted by the Pledgor to the Lender on or about the date of the Amendment Agreement.

“New German Share Pledge” means the Share Pledge Agreement (Geschäftsanteilsverpfändung) in respect of the shares of PSINet Germany GmbH, granted by the Pledgor to the Lender on or about the date of the Amendment Agreement.

“New Share Pledges” means the Dutch Share Pledge and the German Share Pledge.

“Obligor” means the Borrower or the Pledgor.

“Original Facility Agreement” means this Agreement prior to amendment and restatement by the Amendment Agreement.

“Overall Commitment” means $2,500,000 minus the USD Amount of any outstanding Loans.

“Party” means a party to this Agreement.

“Pledged Companies” means collectively each of PSINet Netherlands B.V., PSINet Belgium BVBA/SPRL, PSINet Germany GmbH and (until the First Closing Date) Agence des Médias Numériques S.A.S., and “Pledged Company” means any one of them.

“Pledgor” means VIA NET.WORKS Holdco, Inc..

“RBS” means The Royal Bank of Scotland plc.

“Regulation T”, “Regulation U” or “Regulation X” means Regulation T, U or, as the case may be, X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Repayment Date” means the earlier of the Termination Date and the date any Loan is accelerated pursuant to Clause 16 (Acceleration).

“Repeating Representations” means each of the representations set out in Clauses 13.1 (Status) to 13.4 (Power and authority), 13.6 (Governing law and enforcement) and 13.7 (Pari passu ranking) to 13.10 (US regulation representations).

“Schuberg Agreement” means the managed services agreement by and among VIA Nederland, PSINet Netherlands B.V. and Schuberg Philis B.V. dated 21 May 2004, as amended on 24 March 2005.

“Schuberg Deemed Borrowing” means the amount deemed to be owed by the Borrower to the Lender under Clause 6.3 (Schuberg Deemed Borrowing).

“Schuberg Payments” means the payments in the region of €62,000 per month payable by VIA Nederland to Schuberg Philis B.V. under the Schuberg Agreement in respect of each of July 2005 and August 2005.

“Schuberg Reserve” means:

(a)                                  at all times prior to the Schuberg Release Date, an amount equal to $562,419; and

(b)                                 on and at all times after the Schuberg Release Date, $0

in each case plus an amount equal to the aggregate of any amounts that the Borrower fails to pay to Via Nederland pursuant to Clause 14(b) (Operational Undertakings).

“Schuberg Release Date” means the date on which Borrower provides evidence in writing reasonably satisfactory to Lender that:

(a)                                  VIA Nederland and PSINet Netherlands B.V. are entitled to terminate the Schuberg Agreement at any time on or after 1 October 2005; and

(b)                                 the obligations under the Schuberg Agreement of VIA Nederland and PSINet Netherlands B.V. in connection with such termination are limited to the payment of the termination fees set out in clause 8.5 of the Schuberg Agreement (and in particular exclude liability to make any payment in respect of the monthly payments that would otherwise be due to Schuberg Philis B.V. under the Schuberg Agreement for the period from the date of such termination to June 2006).

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Document” means any of:

(a)                                  the French Share Pledge;

(b)                                 the German Share Pledge;

(c)                                  the Dutch Share Pledge;

(d)                                 the Belgian Share Pledge;

(e)                                  the New Dutch Share Pledge;

(f)                                    the New German Share Pledge; and

(g)                                 any other document that may at any time be designated as such by the Lender and the Borrower.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Termination Date” means the date which is the earlier of the Second Closing Date and 9 September 2005.

“Unpaid Sum” means any sum due and payable but unpaid by any Obligor under the Finance Documents.

“US” or “United States” means the United States of America.

“US Bankruptcy Law” means the United States Bankruptcy Code of 1978, as amended, or any other United States federal or state bankruptcy, liquidation, receivership, moratorium, conservatorship, assignment for the benefit of creditors, insolvency or similar law for the relief of debtors.

“USD” or “$” means United States Dollars.

“USD Amount” means, in relation to a Loan, the amount specified in the Utilisation Request delivered by the Borrower for that Loan.

“US Insolvency Event” means any of the following in respect of the Borrower:

(a)                                  it makes a general assignment for the benefit of creditors;

(b)                                 it commences a voluntary case or proceeding under any US Bankruptcy Law;

(c)                                  an involuntary proceeding under any US Bankruptcy Law is commenced against it and is not challenged by appropriate means within ten (10) days and is not dismissed or stayed within sixty (60) days after commencement of such case;

(d)                                 a custodian, conservator, receiver, liquidator, assignee, trustee, sequestrator or other similar official is appointed under any US Bankruptcy Law for, or takes charge of, all or a substantial part of the property of the Borrower or any other VIA Group Company; or

(e)                                  any corporate action is taken by the Borrower or any other VIA Group Company for the purpose of effecting any of the foregoing.

“Utilisation” means a utilisation of the Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 2 (Utilisation Request).

“VAT” means value added tax as provided for in the United Kingdom Value Added Tax Act 1994 and any other tax of a similar nature.

“VIA Group Companies” means collectively the Obligors and the Group Companies and “VIA Group Company” means any of them.

“VIA Termination Event” means any of:

(a)                                  the Lender becoming entitled to terminate the Acquisition Agreement under clause 5.5 or clause 6.7.1 of the Acquisition Agreement;

(b)                                 a material failure by an Obligor to comply with any provision of the Finance Documents;

(c)                                  it being or becoming unlawful for an Obligor to perform any of its obligations under the Finance Documents; or

(d)                                 any Security Document, once entered into and save to the extent released pursuant to the terms of the Acquisition Agreement and/or the Finance Documents, being not in full force and effect or not creating in favour of the Lender the Security which it is expressed to create with the ranking and priority it is expressed to have.

1.2                                 Construction

(a)                                  Unless a contrary indication appears, any reference in this Agreement to:

(i)                                     the “Lender” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)                                  “assets” includes present and future properties, revenues and rights of every description;

(iii)                               a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

(iv)                              “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(v)                                 a “person” includes any person, firm company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

(vi)                              a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation; and

(vii)                           a provision of law is a reference to that provision as amended or re-enacted.

(b)                                 Section, Clause and Schedule headings are for ease of reference only, and a reference to a “Section”,  “Clause” or “Schedule” shall be a reference to a section, clause or schedule respectively of this Agreement.

(c)                                  Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or that notice as in this Agreement.

1.3                                 Third party rights

A person who is not a Party has no right under the United Kingdom Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement, save that each of the Purchasers and the Sellers may enforce Clause 21(b) (Set-off) as if it were a party to this Agreement.

SECTION 2

THE FACILITY

2.                                       The Facility

2.1                                 The Facility

Subject to the terms of this Agreement, the Lender makes available to the Borrower a term loan facility in an amount equal to the Commitment.

2.2                                 Repayment of Historic Loans

(a)                                  The Borrower shall repay the Historic Loans on the First Closing Date.

(b)                                 The Historic Loans shall, until they are repaid, continue to accrue interest (payable on the First Closing Date) in accordance with the terms of the Original Facility Agreement.

3.                                       Purpose

3.1                                 Purpose

The Borrower shall apply all amounts borrowed by it under the Facility towards funding the VIA Group Companies’ working capital requirements in a manner consistent with the Working Capital Projections.

3.2                                 Monitoring

Without prejudice to its rights under this Agreement, the Lender is not bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.                                       Conditions of Utilisation

4.1                                 Initial conditions precedent

(a)                                  The Borrower may not deliver a Utilisation Request unless the Lender has received all of the documents and other evidence listed in Schedule 1 (Conditions precedent) in form and substance reasonably satisfactory to the Lender. The Lender shall notify the Borrower promptly in writing upon being so satisfied.

(b)                                 The Borrower will procure that the conditions precedent are satisfied as soon as practicable on or after the date of this Agreement.

4.2                                 Further conditions precedent

The Lender will only be obliged to comply with Clause 5.4 (Availability of Loans) if on the date of the relevant Utilisation Request and on the proposed Utilisation Date:

(a)                                  no VIA Termination Event or Borrower Termination has occurred or would result from the proposed Loan; and

(b)                                 the Repeating Representations to be made by the Borrower are true in all material respects.

SECTION 3

UTILISATION

5.                                       Utilisation

5.1                                 Delivery of a Utilisation Request

The Borrower may utilise the Facility by delivery to the Lender of a duly completed Utilisation Request not later than five (5), and no earlier than seven (7), Business Days before the Utilisation Date.

5.2                                 Completion of a Utilisation Request

(a)                                  Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)                                     the proposed Utilisation Date falls within the Availability Period;

(ii)                                  the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iii)                               it specifies the account and bank (which must be in London or Amsterdam) to which the proceeds of the Utilisation are to be credited.

(b)                                 Only one (1) Loan may be requested in each Utilisation Request.

(c)                                  The Borrower shall use reasonable endeavours to furnish promptly any further details and explanations reasonably requested by the Lender in respect of any Utilisation Request, or the assumptions underlying the same.

5.3                                 Currency and amount

(a)                                  The currency specified in a Utilisation Request must be USD.

(b)                                 The amount of the proposed Loan must be less than or equal to the Available Commitment

5.4                                 Availability of Loans

If the conditions set out in this Agreement have been met, the Lender shall make each Loan available by the Utilisation Date by:

(i)                                     preparing an instruction to RBS to transfer to the Borrower an amount equal to USD Amount of the Loan;

(ii)                                  signing such instruction and presenting it to the Borrower for co-signature; and

(iii)                               delivering the signed instruction to RBS,

provided the Lender shall not be obliged to make the Loan available by the Utilisation Date if the Borrower fails to co-sign the relevant instruction in time for the transfer to be completed by the Utilisation Date.

5.5                           Maintenance of Loan Account

(a)                            The Lender shall fund into the Loan Account no later than the first day of the Availability Period an amount in USD equal to the Commitment.

(b)                                 The Lender shall deliver to RBS, no later than the first day of the Availability Period, an instruction, expressed to be irrevocable, that RBS is:

(i)                                     prior to 9 October 2005, not to permit transfers or withdrawals out of the Loan Account unless in receipt of an instruction signed by both the Lender and the Borrower; and

(ii)                                  on and after 9 October 2005, to deal with the entire balance of the Loan Account in accordance with the instructions of the Lender solely.

(c)                                  The Lender shall, at the Borrower’s reasonable request, provide evidence reasonably satisfactory to the Borrower as to the Lender’s compliance with this Clause 5.5.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6.                                       Repayment

6.1                                 Repayment of Loans

Subject to Clause 6.4 (Waiver upon Clara.net breach), the Borrower shall repay each Loan, together with accrued interest and Commitment Fees, on the Termination Date.

6.2                                 Reborrowing

The Borrower may not reborrow any part of the Facility which is repaid.

6.3                                 Schuberg Deemed Borrowing

Subject to Clause 6.4 (Waiver upon Clara.net breach), the Borrower shall be deemed to owe to the Lender an amount equal to the Schuberg Reserve, and shall be repay such amount to the Lender on the Termination Date.

6.4                                 Waiver upon Clara.net breach

The Borrower shall not be obliged to repay or prepay any Loan (excluding any interest or fee accrued or compounded thereon other than the arrangement fee referred to in Clause 9.2 (Arrangement fee)) or Schuberg Deemed Borrowing, and such Loan or Schuberg Deemed Borrowing shall be deemed to cease to be outstanding, if, prior to the occurrence of a Via Termination Event, the Purchasers have failed to proceed to Second Closing in breach of the Acquisition Agreement.

7.                                       Prepayment and cancellation

7.1                                 Mandatory prepayment and cancellation

Subject to Clause 6.4 (Waiver upon Clara.net breach), if it becomes unlawful in any applicable jurisdiction for the Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain any Loan:

(i)                                     the Lender shall promptly notify the Borrower upon becoming aware of that event;

(ii)                                  upon the Lender notifying the Borrower, the Commitment will be immediately cancelled; and

(iii)                               the Borrower shall repay the Loans and the Schuberg Deemed Borrowing, together with accrued interest and Commitment Fees, on the date specified by the Lender in the notice delivered to the Borrower (being no earlier than fifteen (15) Business Days from the date of such notice or the last day of any applicable grace period permitted by law, whichever is later).

7.2                                 Voluntary prepayment

(a)                                  The Borrower may, if it gives the Lender not less than five (5) Business Days’ prior notice, prepay the whole or any part of any Loan (but, if in part, being an amount that reduces the USD Amount of the Loan by a minimum amount of $50,000).

(b)                                 The Borrower shall, within three (3) Business Days of demand by the Lender, pay to the Lender its Break Costs attributable to all or any part of the Loan prepaid by the Borrower pursuant to paragraph (a) above.

7.3                                 Restrictions

(a)                                  Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)                                 Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs in the case of a prepayment under Clause 7.2 (Voluntary prepayment) only, without premium or penalty.

(c)                                  The Borrower may not reborrow any part of the Facility which is prepaid, and accordingly the Commitment in respect of that part of the Facility which is prepaid shall be deemed to have been cancelled, provided, for the avoidance of doubt, that the repayment of the Historic Loans shall not affect the amount of the Commitment under this Agreement.

(d)                                 The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitment except at the times and in the manner expressly provided for in this Agreement.

(e)                                  No amount of the Commitment cancelled under this Agreement may be subsequently reinstated.

SECTION 5

COSTS OF UTILISATION

8.                                       Interest

8.1                                 Accrual

(a)                                  Interest shall accrue daily on each Loan (but not the Schuberg Deemed Borrowing) at the rate of 12.00 per cent per annum.

(b)                                 Any interest accruing under paragraph (a) above shall be compounded daily (and shall thereafter itself bear interest at the rate set out in paragraph (a) above) and shall be payable in accordance with Clause 6 (Repayment), Clause 7 (Prepayment and cancellation) and Clause 16 (Acceleration).

8.2                                 Default interest

(a)                                  Interest shall accrue on any Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which is the sum of 2.00 per cent. and the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted a Loan. Any interest accruing under this Clause 8.2 (Default Interest) shall be immediately payable by the Borrower on demand by the Lender.

(b)                                 Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the overdue amount at the end of each day but will remain immediately due and payable.

9.                                       Fees

9.1                                 Commitment fee

(a)                                  A commitment fee in USD computed at the rate of 12.00 per cent. per annum on the  Overall Commitment shall accrue daily during the Availability Period and shall be paid by the Borrower to the Lender in accordance with paragraph (b) below.

(b)                                 The accrued commitment fee under paragraph (a) above shall be compounded daily (and shall thereafter itself bear interest at the rate set out in Clause 8.1(a) above) and shall be payable in accordance with Clause 6 (Repayment), Clause 7 (Prepayment and cancellation) and Clause 16 (Acceleration).

9.2                                 Arrangement fee

If Second Closing has not taken place by the Repayment Date, the Borrower shall pay to the Lender an arrangement fee of €306,866 on the Repayment Date.  For the avoidance of doubt, no such amount shall be payable if Second Closing occurs on or prior to the Repayment Date.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

10.                                 Tax gross up and indemnities

10.1                           Definitions

(a)                                  In this Agreement:

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Payment” means either the increase in a payment made by the Borrower to the Lender under Clause 10.2 (Tax gross-up) or a payment under Clause 10.3 (Tax indemnity).

(b)                                 Unless a contrary indication appears, in this Clause 10 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

10.2                           Tax gross-up

(a)                                  The Borrower shall make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)                                 The Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Lender accordingly.

(c)                                  If a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)                                 If the Borrower is required to make a Tax Deduction, the Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)                                  Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Lender evidence reasonably satisfactory to the Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

10.3                           Tax indemnity

(a)                                  If the Lender is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document, then the Borrower shall (within three (3) Business Days of demand by the Lender) pay to the Lender an amount equal to the loss, liability or cost which the Lender determines will be or has been (directly or indirectly) suffered for or on account of Tax by it in respect of a Finance Document.

(b)                                 Paragraph (a) above shall not apply:

(i)                                     with respect to any Tax assessed on the Lender under the law of the jurisdiction in which the Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Lender is treated as resident for tax purposes if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Lender; or

(ii)                                  to the extent a loss, liability or cost is compensated for by an increased payment under Clause 10.2 (Tax gross-up).

(c)                                  If the Lender makes, or intends to make, a claim under paragraph (a) above, it shall promptly notify the Borrower of the event which will give, or has given, rise to the claim.

10.4                           Stamp taxes

The Borrower shall pay and, within three (3) Business Days of demand, indemnify the Lender against any cost, loss or liability the Lender incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

10.5                           Value added tax

(a)                                  All consideration expressed to be payable under a Finance Document by the Borrower to the Lender shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by the Lender to any Party in connection with a Finance Document, the Borrower shall pay to the Lender (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

(b)                                 Where a Finance Document requires the Borrower to reimburse the Lender for any costs or expenses, the Borrower shall also at the same time pay and indemnify the Lender against all VAT incurred by the Lender in respect of the costs or expenses.

11.                                 Other indemnities

11.1                           Currency indemnity

(a)                                  If any sum due from the Borrower under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)                                     making or filing a claim or proof against the Borrower; or

(ii)                                  obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Borrower shall as an independent obligation, within three (3) Business Days of demand, indemnify the Lender against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)                                 The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

11.2                           Other indemnities

The Borrower shall, within three (3) Business Days of demand, indemnify the Lender against any cost, loss or liability incurred by the Lender as a result of:

(i)                                     a failure by the Borrower to pay any amount due under a Finance Document on its due date; or

(ii)                                  funding, or making arrangements to fund, a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by the Lender alone).

12.                                 Enforcement costs

The Borrower shall, within three (3) Business Days of demand, pay to the Lender the amount of all costs and expenses (including legal fees) reasonably incurred by the Lender in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

SECTION 7

REPRESENTATIONS AND UNDERTAKINGS

13.                                 Representations

The Borrower makes the representations and warranties set out in this Clause 13 to the Lender on the date of this Agreement.

13.1                           Status

(a)                                  Each Obligor is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)                                 It and each other VIA Group Company has the power to own its assets and carry on its business as it is being conducted.

13.2                           Binding obligations

The obligations expressed to be assumed by each Obligor in each Finance Document are legal, valid, binding and enforceable obligations.

13.3                           Non-conflict with other obligations

The entry into and performance by each Obligor of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(i)                                     any law or regulation applicable to it;

(ii)                                  its or any other VIA Group Company’s constitutional documents; or

(iii)                               any agreement or instrument binding upon it or any other VIA Group Company or any of its or any other VIA Group Company’s assets;

nor (except as provided in any Security Document) result in the existence of, or oblige it to create, any Security over any of its assets

13.4                           Power and authority

Each Obligor has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

13.5                           Validity and admissibility in evidence

All Authorisations required or desirable:

(i)                                     to enable each Obligor lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(ii)                                  to make the Finance Documents to which an Obligor is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

13.6                           Governing law and enforcement

(a)                                  The choice of English law as the governing law of this Agreement will be recognised and enforced in its jurisdiction of incorporation.

(b)                                 Any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

13.7                           Pari passu ranking

Each Obligor’s payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

13.8                           Pledged shares

(a)                                  The shares which are expressed to be subject to any Security under any Security Document are issued, fully paid, non-assessable, solely owned by the Pledgor, free of all Encumbrances other than the Security created under the Security Documents, and freely transferable and pledgeable, and there are no moneys or liabilities outstanding or payable in respect of any such share.

(b)                                 No person has or is entitled to any conditional or unconditional option, warrant or other right to call for the issue or allotment of, subscribe for, purchase or otherwise acquire any share capital of any Pledged Company (including any right of pre-emption, conversion or exchange).

(c)                                  There are no agreements in force or corporate resolutions passed which require or might require the present or future issue or allotment of any share capital of any Pledged Company (including any option or right of pre-emption, conversion or exchange).

(d)                                 The shares subject to the Security created by the Security Documents constitute all of the issued share capital of the Pledged Companies and there are no depository receipts issued with the cooperation of the Pledged Company.

(e)                                  There are no silent partnership agreements, profit and loss pooling agreements or equivalent arrangements by which a third party is entitled to a participation in the profits or revenue of a Pledged Company.

13.9                           Margin regulation representations

(i)                                     No Obligor is engaged principally, or as one of its important activities, in the business of owning or extending credit for the purpose of purchasing or carrying any Margin Stock.

(ii)                                  The proceeds of the Loans will not be used, directly or indirectly, in whole or in part, for “purchasing” or “carrying” Margin Stock or for any purpose which might (whether immediately, incidentally or ultimately) cause all or any part of the Loans to be a “purpose credit” within the meaning of Regulation U or Regulation X.

(iii)                               Neither an Obligor nor any agent acting on its behalf has taken or will take any action which might cause any Finance Document or any document delivered under or in connection with any Finance Document to violate any regulation of the Board (including Regulation T, U or X) or violate the United States Securities Exchange Act of 1934 or any applicable US federal or state securities law.

13.10                     US regulation representations

No Obligor is or (in the case of paragraph (v) below) has:

(i)                                     a “holding company”, an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” within the meaning of, or subject to regulation under, the United States Public Utility Holding Company Act of 1935;

(ii)                                  a “public utility” within the meaning of, or subject to regulation under, the United States Federal Power Act of 1920;

(iii)                               an “investment company” or a company “controlled” by an “investment company” within the meaning of the United States Investment Company Act of 1940;

(iv)                              subject to regulation under any United States federal or state law or regulation that limits its ability to incur or guarantee indebtedness; or

(v)                                 used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

13.11                     No breach

Each Obligor has complied with all of the provisions of the Finance Documents that are applicable to it.

13.12                     Repetition

The Repeating Representations are deemed to be made by the Borrower by reference to the facts and circumstances then existing on the date of each Utilisation Request.

14.                                 Operational Undertakings

(a)                                  The Borrower gives the same undertakings to the Lender as given by the Sellers to the Purchasers in clause 5.1 (Sellers’ Obligations in Relation to the Operation of the Group) and clause 5.2 (Sellers’ notification requirements) of the Acquisition Agreement.

(b)                                 The Borrower further undertakes to pay to Via Nederland an amount equal to 80 per cent. of each of the Schuberg Payments, no later than the date the invoice in respect of the relevant Schuberg Payment becomes due for payment by Via Nederland.

15.                                 Margin regulation undertakings

(a)                                  The Borrower shall use the proceeds of the Loans without violating Regulation T, U or X or any other applicable US federal or state laws or regulations.

(b)                                 If requested by the Lender and necessary to permit the Lender to comply with applicable law, the Borrower shall, upon written request, furnish to the Lender a statement in conformity with the requirements of FR Form U-1 referred to in Regulation U.

SECTION 8

ACCELERATION

16.                                 Acceleration

16.1                           Cancellation by notice

On and at any time after the occurrence of a VIA Termination Event or Borrower Termination, the Lender may immediately cancel the Commitment whereupon it shall immediately be cancelled.

16.2                           Acceleration by notice

Subject to Clause 6.4 (Waiver upon Clara.net breach), on and at any time after the 40th day immediately following the occurrence of a VIA Termination Event, the Lender may by notice to the Borrower:

(i)                                     declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents (including Historic Loans and the Schuberg Deemed Borrowing) be immediately due and payable, whereupon they shall become immediately due and payable or

(ii)                                  declare that all or part of the Loans be payable on demand, whereupon they, together with accrued interest and all other amounts accrued or outstanding under the Finance Documents (including Historic Loans and the Schuberg Deemed Borrowing), shall become payable on demand by the Lender.

16.3                           Automatic acceleration

Subject to Clause 6.4 (Waiver upon Clara.net breach), if any US Insolvency Event occurs in relation to the Borrower:

(i)                                     the Commitment shall immediately be cancelled; and

(ii)                                  all of the Loans, together with accrued interest, and all other amounts accrued under the Finance Documents (including Historic Loans and the Schuberg Deemed Borrowing) shall become due and payable forty (40) days after the date such US Insolvency Event occurs, in each case automatically and without any direction, notice, declaration or other act.

SECTION 9

MISCELLANEOUS

17.                                 Changes to the Parties

No Party may assign any of its rights or transfer any of its rights or obligations under the Finance Documents, save that the Lender may assign any or all of its rights under this Agreement without the Borrower’s consent following the occurrence of a VIA Termination Event.

18.                                 No set-off by the Borrower

All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

19.                                 Business Days

(a)                                  Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)                                 During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

20.                                 Currency of account

(a)                                  Subject to paragraphs (b) and (c) below, USD is the currency of account and payment for any sum due from the Borrower under any Finance Document.

(b)                                 Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

21.                                 Set-off

(a)                                  The Lender may set off any obligation then due from the Borrower under the Finance Documents against any obligation then owed by the Lender to the Borrower, regardless of the place of payment or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange determined by the Lender (acting reasonably) for the purpose of the set-off.

(b)                                 Without prejudice to the generality of paragraph (a) above, the Lender, the Purchasers, the Borrower and the Sellers acknowledge that all amounts (including the Second Closing Purchase Price), if any, payable by the Purchasers to the Sellers under the Acquisition Agreement after (but not on) the First Closing Date shall be paid net of all amounts then owing by the Borrower to the Lender under the Finance Documents.

22.                           Limitation of liability

The Lender shall not have any liability for any breach of any duty or obligation under any of the Finance Documents save that the Borrower may, subject to Clause 29 (Enforcement), commence proceedings in which the sole remedy which it may seek is the specific performance the Lender’s obligations (if any) to make Loans available in accordance with Clause 5.2 (Availability of Loans), and the Lender shall in particular not be liable for any loss, liability or cost incurred by the Borrower or any other person resulting from any  failure by the Lender to comply with the terms of the Finance Documents.

23.                                 Notices

23.1                           Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

23.2                           Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is that identified with its name below, or any substitute address or fax number or department or officer as the Party may notify to the other Parties by not less than five Business Days’ notice.

23.3                           Delivery

(a)                                  Any communication or document made or delivered by the Lender to the Borrower under or in connection with the Finance Documents will only be effective:

(i)                                     if by way of fax, when received in legible form; or

(ii)                                  if by way of letter, when it has been left at the relevant address or two (2) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular officer is specified as part of its address details provided under Clause 23.2 (Addresses), if addressed to that officer.

(b)                                 Any communication or document to be made or delivered to the Lender will be effective only when actually received by the Lender and then only if it is expressly marked for the attention of the officer identified with the Lender’s signature below (or any substitute officer as the Lender shall specify for this purpose).

24.                                 Partial invalidity

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

25.                                 Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

26.                                 Amendments and waivers

No term of any of the Finance Documents may be amended or waived without the prior written consent of the Lender and the Borrower.

27.                           Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 10

GOVERNING LAW AND ENFORCEMENT

28.                                 Governing law

This Agreement is governed by English law.

29.                                 Enforcement

29.1                           Jurisdiction

(a)                                  The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

(b)                                 The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

29.2                           Service of process

Without prejudice to any other mode of service allowed under any relevant law,  the Borrower:

(a)                                  irrevocably appoints Hogan & Hartson Corporate Services Company Limited, One Angel Court, London EC2R 7HJ as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)                                 agrees that failure by a process agent to notify the Borrower of the process will not invalidate the proceedings concerned.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1

Conditions Precedent

1.                                       Obligors

(a)                                  A certificate of an authorised signatory of each relevant Obligor certifying that the constitutional documents previously delivered to the Lender for the purposes of this Agreement (prior to amendment by the Amendment Agreement) have not been amended and remain in full force and effect.

(b)                                 A copy of a resolution of the board of directors of the Borrower:

(i)                                     approving the terms of, and the transactions contemplated by, the Amendment Agreement and this Agreement and resolving that it execute the Amendment Agreement; and

(ii)                                  authorising a specified person or persons to execute the Amendment Agreement on its behalf.

(c)                                  A copy of a resolution of the board of directors of the Pledgor:

(i)                                     approving the terms of, and the transactions contemplated by, the New Share Pledges and resolving that it execute the New Share Pledges; and

(ii)                                  authorising a specified person or persons to execute the New Share Pledges on its behalf.

(d)                                 A specimen of the signature of each person authorised by the resolutions referred to in paragraphs (b) and (c) above.

(e)                                  A copy of a resolution signed by all the holders of the issued shares in the Pledgor, approving the terms of, and the transactions contemplated by, the New Share Pledges.

(f)                                    A certificate of an authorised signatory of each Obligor certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Amendment  Agreement.

2.                                       Share Pledges

(a)                                  A copy of each of the New Share Pledges, in a form agreed by the Lender and duly executed by all parties thereto (together with any notarisations required in connection such execution).

(b)                                 In respect of the New Dutch Share Pledge:

(i)                                     a notarial copy of the Right of Pledge; and

(ii)                                  a copy of the share register of the PSINet Netherlands B.V. evidencing the record of the pledge in accordance with the New Dutch Share Pledge.

(c)                                  In respect of the New German Share Pledge:

(i)                                     certified copy of the Share Pledge Agreement;

(ii)                                  copies of the declarations of consent to be sent to the Pledgee and the Pledgor and the public notary including the respective evidences of receipt; and

(iii)                               copy of the notification letter to PSINET Germany GmbH including acknowledgement or evidence of receipt.

Schedule 2
Utilisation Request

From:                                     [Borrower]

To:                                                 [Lender]

Dated:

Dear Sirs

VIA NET.WORKS INC. - $2,500,000 Facility Agreement
dated 30 April 2005 as amended and restated from time to time (the “Agreement”)

3.                                       We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

4.                                       We wish to borrow a Loan on the following terms:

Proposed Utilisation Date (which is a Permitted Utilisation Date):    [                   ]

Amount:                 [                   ] or, if less, the Available Commitment.

5.                                       We attach the cash flow statements referred to in Clause 5.2(a)(iv) of the Agreement.

6.                                       We confirm that each condition specified in Clause 4 (Conditions of Utilisation) is satisfied on the date of this Utilisation Request.

7.                                       The proceeds of this Loan should be credited to :

Bank:

Account Name:

Account Number:

Sort Code:

8.                                       This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
[name of the Borrower]

The Borrower

VIA NET.WORKS, INC.

Address:                  H. Walaardt Sacrestraat 401-403

1117 BM Schipol

The Netherlands

Fax No:                           +31 205 020 0001

Attention:            Matt Nydell (Senior Vice President and General Counsel and Secretary)

The Lender

CLARA.NET HOLDINGS LIMITED

Address:                  PO Box 274

36 Hilgrove Street

St. Helier

Jersey JE4 8TR

Channel Islands

Fax No:                           +44 1534 768 612

Attention:            Denis Therezien

With a copy to:

CLARANET GROUP LIMITED

Address:                  21 Southampton Row

London WC1B 5HA

Fax No:                           +44 20 7681 2564

Attention:            Charles Nasser